                                                                    EXHIBIT 99.2




                        AGREEMENT FOR SALE AND PURCHASE
                        OF LIMITED PARTNERSHIP INTEREST
                               AND MUTUAL RELEASE



         THIS AGREEMENT FOR SALE AND PURCHASE OF LIMITED PARTNERSHIP INTEREST AND MUTUAL RELEASE (the "Agreement") is made and entered into as of the day of May, 1996 by and between MACKPLAN HOLLYWOOD, L.P., a New York limited partnership (the "Seller") and each of PLANET HOLLYWOOD (NEW YORK CITY), INC., a Florida corporation (the "Purchaser"), and PLANET HOLLYWOOD INTERNATIONAL, INC. a Delaware corporation ("PHII").

         WHEREAS, PLANET HOLLYWOOD NEW YORK, LTD. (the "Partnership") is a Florida limited partnership;

         WHEREAS, the Seller and Planet Hollywood, Inc., a Delaware corporation and a predecessor-in-interest to PHII, entered into a First Amended and Restated Limited Partnership Agreement dated as of January 21, 1992, as amended (the "Partnership Agreement"), which governs the Partnership's operations;

         WHEREAS, the Seller acquired a 10% limited partnership interest in the Partnership effective as of January 21, 1992, pursuant to the Partnership Agreement (the "Interest");

         WHEREAS, the Seller currently owns the Interest free and clear of any and all liens, pledges, mortgages, claims or other encumbrances;

         WHEREAS, the Purchaser desires to acquire and accept the Interest from the Seller, and the Seller is willing to sell the Interest to the Purchaser on the terms and conditions provided in this Agreement;

         WHEREAS, PHII owns all of the issued and outstanding shares of the Purchaser's stock;

         WHEREAS, PHII, in its capacity as the Purchaser's parent company, has entered into a Plan of Acquisition with the Purchaser regarding the funding of the consideration to be paid by the Purchaser hereunder, whereby PHII will, immediately prior to or concurrent with the Closing, contribute the requisite number of shares of PHII's Voting Class A Common Stock, par value $.01 (the "Common Stock") to the Purchaser as a contribution to the Purchaser's capital, which shares shall constitute the entire consideration to be paid by the Purchaser hereunder; and

         WHEREAS, PHII desires to grant its consent, pursuant to Section 8.1 of the Partnership Agreement and in its capacity as the General Partner of the Partnership, to the transfer of the Interest as described herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable





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consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Sale and Transfer of Interest. Upon the terms of and subject to the conditions contained in this Agreement, at the Closing (as hereinafter defined), the Seller will sell, assign, transfer and deliver to the Purchaser, and the Purchaser will accept and purchase from the Seller, the Interest.

         2. Consideration. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement, at the Closing and in exchange for the Interest, the Purchaser shall deliver to the Seller, in full and complete consideration therefor, Two Hundred Seventy-Seven Thousand Seven Hundred Seventy-Eight (277,778) validly issued, fully paid and nonassessable shares of the Common Stock (the "Shares"). PHII hereby agrees that it will at the Closing provide the Shares to the Purchaser for delivery to the Seller as aforesaid. The certificates for the Shares shall be registered in the name of the Seller or in the names of any of the limited partners or other designees of the Seller as the Seller may specify in writing to the Purchaser prior to the Closing. The Purchaser shall pay and be responsible for all applicable stock transfer stamps or taxes with





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respect to the Shares.  The transferability of the Common Stock transferred hereunder shall not be restricted in any way by the Purchaser or PHII; however, the Seller acknowledges that such shares of Common Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and that such Shares may not be sold or disposed in violation of the Securities Act or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

         3. Registration Rights. PHII hereby agrees that it will as soon as practicable, but in any event within thirty (30) days of the date hereof, file a registration statement (the "Shelf Registration Statement") with the Commission under the Securities Act on an appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 thereunder so as to permit the sale of the Shares (the "Registered Shares") by the Seller, any of its partners, its designees referred to above, or any of their respective affiliates or associates (collectively, the "Selling Stockholders") in such a manner or manners as may be specified in a "Plan of Distribution" section to be included in the Shelf Registration Statement which Seller will provide to PHII, substantially in the form attached hereto as Exhibit A, prior to the time the Shelf Registration Statement is filed. PHII shall use





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its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as practical, including, without limitation, responding promptly to comments of the Commission and keeping the Selling Stockholders at all times apprised of the progress thereof; and shall also use its best efforts to keep the Shelf Registration Statement continuously effective for so long as any of the Registered Shares remain unsold but no more than ninety (90) days. After the Shelf Registration Statement has become effective, PHII shall prepare and file with the Commission such amendments, post-effective amendments and supplements thereto and the prospectus used in connection therewith as may be necessary to keep such statement or prospectus effective and to comply with the rules, regulations and instructions of the registration form utilized by PHII, the Securities Act and the rules and regulations thereunder with respect to the disposition of the Registered Shares until the earlier of such time as all such Registered Shares have been disposed of in accordance with the intended methods of disposition described in the "Plan of Distribution" section referred to above or the expiration of the ninety (90) day period referred to above.

                 PHII shall upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the





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Shelf Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, (i) promptly prepare a supplement or amendment to such prospectus so that such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (ii) immediately prior to the preparation of such amendment or supplement, notify each Selling Stockholder of the anticipated preparation thereof.

                 PHII shall use its best efforts to register or qualify the Registered Shares under such other securities or "blue sky" laws of such jurisdictions as the Selling Stockholders may request.

                 With regard to expenses incident to the Shelf Registration Statement, PHII will pay all fees and disbursements of PHII's independent public accountants and counsel. PHII shall not pay (i) the fees and expenses of any counsel or accountants or other representatives retained by any Selling Stockholder with respect to the sale of the Registered Shares by such Selling Stockholder pursuant to the Shelf Registration Statement, or (ii)





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any and all other reasonable expenses incident to the Shelf Registration
Statement, including, without limitation: (a) all Commission, stock exchange and National Association of Securities Dealers, Inc. registration, filing and listing fees, (b) all fees and expenses incurred in compliance with the "blue sky" laws (including fees and disbursements of counsel in connection with "blue sky" qualifications of the Registered Shares), (c) all printing expenses, and
(iv) the costs and expenses of any Selling Stockholder relating to brokerage or dealer fees or transfer taxes. The obligation to pay any and all expenses not specifically described as the obligation of PHII hereunder (the "Registration Expenses") shall be the obligation of the Seller. The Seller shall remit payment thereof to PHII within three (3) days of PHII requesting such payment in writing. Such request for payment shall be based on PHII's reasonable estimate of the total Registration Expenses to be incurred. In the event such estimate exceeds the actual Registration Expenses, PHII shall refund such excess, and in the event the actual Registration Expenses exceed the estimate, the Seller shall pay such excess within three (3) days of receiving written notice thereof from PHII. In the event the Seller does not fully satisfy its obligation hereunder to remit payments to PHII within such three (3) day periods, PHII shall have the right, in





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its sole and absolute discretion, to extend the thirty (30) day period during which it is otherwise obligated hereunder to file the Shelf Registration Statement with the Commission.

                 PHII shall furnish to each Selling Stockholder copies of the Shelf Registration Statement as is proposed to be filed, and thereafter such number of copies of such statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such statement (including preliminary prospectus) and such other documents as each may reasonably be requested to facilitate the disposition of the Registered Shares.

                 PHII shall cooperate with each Selling Stockholder and each underwriter participating in the disposition of the Registered Shares in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

                 PHII agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Stockholder, its officers, directors, trustees, partners, employees, advisors and agents and each person who controls (within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act")) such Selling Stockholder from and against any and all losses, claims, damages, liabilities and expenses





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(including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (each as amended or supplemented) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information concerning such Selling Stockholder furnished in writing to PHII by such Selling Stockholder expressly for use therein. PHII shall also provide customary indemnities to any underwriters (within the meaning of the Securities Act and the Exchange Act) of the Registered Shares, their officers, directors and employees and each person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Stockholders.

                 In connection with the Shelf Registration Statement, each Selling Stockholder shall furnish to PHII in writing such information with respect to such Selling Stockholder as may be required by law for use in connection with such statement and each Selling Stockholder shall indemnify and hold harmless, to the





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





fullest extent permitted by law, PHII and its directors, officers, employees and each person who controls (within the meaning of the Securities Act and the Exchange Act) PHII from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based on any untrue, or allegedly untrue, statement of a material fact contained in the Shelf Registration Statement or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to any such information with respect to such Selling Stockholder furnished in writing to PHII by such Selling Stockholder expressly for use therein; provided that the total amount to be indemnified by such Selling Stockholder shall be limited to the net proceeds received by such Selling Stockholder in the offering pursuant to the Shelf Registration Statement.

                 If the indemnification provided in this Section 3 is unavailable in respect of any losses, claims, damages, liabilities or expenses, then the person against whom the indemnification is being sought (the "Indemnifying Party"), in lieu of indemnifying the person seeking such indemnification (the "Indemnified Party"), shall contribute to the amount paid or payable by such Indemnified





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Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be indemnified by a Selling Stockholder shall be limited to the net proceeds received by such Selling Stockholder in the offering pursuant to the Shelf Registration Statement.





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                 The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

         Each Selling Stockholder agrees to use Bear, Stearns & Co. Inc. as its broker or dealer for the purpose of selling or disposing of its Registered Shares pursuant to the Shelf Registration Statement so long as the commission or brokerage rate charged by Bear, Stearns & Co. Inc. is customary, and so long as such Selling Stockholder retains the right to determine the timing, amount and price of the proposed sale or disposition.

         4. Closing. The closing of the sale of the Interest (the "Closing") will take place at the offices of the Purchaser concurrent with the signing hereof, or at such other place or time or both as the parties may mutually agree. At the Closing, the Seller shall execute and deliver to the Purchaser an Assignment of Limited Partnership Interest, in the form attached hereto as Exhibit B, and the Purchaser shall deliver to the Seller the Shares. All actions to be taken at the Closing shall be deemed to





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have been taken simultaneously and no proceedings shall be deemed taken nor deliveries deemed made until all have been taken or made.

         5. Release. Each of PHII, the Partnership and the Seller hereby release, remise, acquit, satisfy, relieve and forever discharge (collectively, "Release") the other, as well as the present, future and former affiliates, subsidiaries, related corporations or other entities, of the other, and their respective heirs, assigns, predecessors and successors in interest, principals, shareholders, partners, directors, officers, employees, agents, attorneys and representatives, from any and all, and all manner of, claims, actions, reckonings, bonds, bills, covenants, damages, judgments, executions, remedies, and demands whatsoever and of whatever type or nature, in law or in equity, through and including the date hereof, whether known or unknown, arising out of, concerning, pertaining or attributable to, or in any other way relating to, the establishment, organization, development, operation, conduct, or management of: (i) the Partnership and/or the Partnership's business and activities, and the accounting thereof and therefor, including, but not limited to, the means of allocating corporate overhead and expenses to the Partnership by PHII, and the Partnership's payments to or transactions with affiliates, (ii) the timing or amount of any distributions due,





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paid or payable by the Partnership to the Seller, including, without limitation, any distributions attributable to, or otherwise payable or due to, the Seller with respect to the Partnership's fiscal year 1996, or (iii) PHII and/or PHII's business and activities, including, but not limited to, the original issuance of shares of PHII's Common Stock to the Seller or its affiliates (consisting, prior to the consummation of the transactions set forth herein, of 464,133 shares of Common Stock, hereinafter referred to as the "Macklowe Shares"), the refusal of PHII to treat the Macklowe Shares as eligible to be sold without restriction pursuant to Rule 144 under the Securities Act or otherwise, any interpretation by PHII or its officers, directors, or advisors regarding the availability of Rule 144 with respect to the tradeability of the Macklowe Shares, the refusal by PHII to accept the opinion letter of Shereff, Friedman, Hoffman & Goodman, LLP dated on or about April 18, 1996, with respect to the tradeability of the Macklowe Shares, or any other matter in any way relating to the issuance of Macklowe Shares and the tradeability thereof; provided, however, that nothing contained herein shall Release, impair or affect (i) the right of the parties hereto to bring an action arising from or related to any breach of a representation, warranty or covenant contained in this Agreement, (ii) the





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representations, warranties, covenants and agreements made or provided in
Sections 3(b) (regarding the mutual release), 6 (regarding PHII's agreement to guarantee the obligations of any substituted general partner), 7 (regarding the ownership of PHII capital stock), and 9 (regarding confidentiality and nondisclosure) of that certain Settlement Agreement dated as of December 22, 1995, by and between the Purchaser, the Seller, and certain of their affiliates (the "Settlement Agreement"), or (iii) the rights, remedies, covenants, agreements, and obligations set forth in any agreements with respect to the leasing of any assets or properties used in connection with the Planet Hollywood restaurant or offices located in New York City. Notwithstanding the foregoing, the Seller shall indemnify and hold harmless, to the fullest extent permitted by law, PHII and its directors, officers, employees and each person who controls PHII from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) asserted by any Selling Shareholder: (i) as a result of the Purchaser issuing the Shares directly to such Selling Shareholders in lieu of issuing the Shares directly to the Seller, or (ii) in connection with any matter otherwise Released by the Seller pursuant to Section 5 above.





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         6.      Consent.  PHII hereby consents, in its capacity as the General
Partner of the Partnership and pursuant to Section 8.1 of the Partnership Agreement, to the substitution of the Purchaser as a Limited Partner with respect to the Interest, all as of the date of Closing.

         7. Seller Representations and Warranties. The Seller hereby represents and warrants to each of the Purchaser and PHII that:

                 (a) The Seller will at the Closing have good and valid title to the Interest free and clear of all pledges, liens or other encumbrances or claims of creditors (collectively, "Liens") and upon the delivery of the Interest to the Purchaser at the Closing, the Purchaser will acquire good and valid title thereto, free and clear of all Liens,

                 (b) The Seller has the right, power and authority to transfer the Interest to the Purchaser, subject to the terms and conditions of the Partnership Agreement,

                 (c) The Seller has full power and authority to enter into and execute this Agreement, to deliver this Agreement to the Purchaser and PHII and to carry out the provisions hereof, that such power and authority has been duly authorized under the terms of the Seller's limited partnership agreement and by the Board of Directors of the Seller's general partner, and that no other





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proceedings on the part of the Seller or its partners are necessary to authorize this Agreement and the transactions contemplated hereby, and

                 (d) The terms and conditions of this Agreement and all other instruments and agreements to be delivered by the Seller to the Purchaser and/or PHII pursuant to the terms of this Agreement are valid, binding and enforceable against the Seller in accordance with their terms, subject only to applicable bankruptcy, moratorium and other laws generally affecting the rights and remedies of creditors.

                 (e) The issuance of Shares to the Selling Stockholders is in compliance with the terms and conditions of the Seller's limited partnership agreement, and has been duly authorized by the general partner thereof.

         8. Purchaser and PHII Representations and Warranties. Each of the Purchaser and PHII, hereby jointly and severally, represents and warrants to the Seller as follows:

                 (a) each is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation,





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                 (b)      each has the requisite corporate power and authority
to execute and deliver this Agreement and to consummate the transactions contemplated hereby,

                 (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of each of PHII and the Purchaser and no other proceedings on their part or their shareholders are necessary to authorize this Agreement and the transactions contemplated hereby,

                 (d) All of the shares of Common Stock transferred to the Seller hereunder represent duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock of PHII; the Purchaser will at the Closing have good and valid title to Shares free and clear of all Liens and upon the delivery of the Shares to the Seller at the Closing, the Seller will acquire good and valid title thereto, free and clear of all Liens,

                 (e) All procedures required by the Partnership Agreement for this transfer of the Interest have been properly complied with,

                 (f) The terms and conditions of this Agreement and all other instruments and agreements to be delivered by Purchaser or PHII pursuant to the terms hereof are valid and binding obligations of each of the Purchaser and PHII enforceable in accordance with





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their terms, subject only to applicable bankruptcy, moratorium or other laws generally affecting the rights and remedies of creditors,

                 (g) The execution, delivery, and performance of this Agreement by the Purchaser and PHII do not violate any agreement to which either the Purchaser or PHII is a party or is otherwise bound or to which the Shares are bound or affected. Neither the transfer of the Shares from PHII to the Purchaser nor the transfer from Purchaser to the Seller hereunder is restricted by or violates any agreement between PHII and the underwriters in the initial public offering of the Common Stock, and

                 (h) The Common Stock has been approved for trading on NASDAQ Stock Market's National Market.

                 (i) Effective as of the date of the Settlement Agreement, the Interest was fully paid and nonassessable, and the records of the Partnership have been changed to reflect the fact that there is no subscription receivable with respect to such partnership interest, including, without limitation, the $500,000 subscription receivable previously reflected in the books and records of the Partnership.

         9. Macklowe Shares. PHII agrees that if the Seller obtains a no-action letter from the staff of the Commission to the effect





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that, for purposes of Rule 144(d) promulgated by the Commission under the
Securities Act, the Seller may include in its holding period for the Macklowe Shares its holding period for the shares owned by it in Planet Hollywood, Inc. ("PI") prior to the merger of PI into PHII effective as of January 1, 1995, then PHII will raise no objection to the sale of the Macklowe Shares without registration under the Securities Act so long as such transfer complies with the requirements of Rule 144(e) and (f) to the extent applicable, and with any other securities laws to the extent applicable.

         10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Selling Stockholder other than the Seller shall be a third party beneficiary with respect to Section 3 of this Agreement.

         11. No Assignment. Neither the Purchaser nor the Seller shall assign their rights or delegate their obligations pursuant to this Agreement unless and until any such assignment or delegation shall first be consented to in a written instrument executed by the other; provided, however, that the Purchaser may assign its rights, but not delegate its obligations, under this Agreement without the





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consent of the Seller to PHII or to any other corporation or entity owned and controlled by PHII.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof. The parties hereby submit to the exclusive jurisdiction of the New York state and federal courts as regards any claim dispute or matter arising out of or relating to this Agreement or any of the documents to be executed pursuant to this Agreement.

         13. Entire Agreement. This Agreement constitutes the entire agreement among the parties to this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

         14. Amendment. This Agreement may be amended or modified only by a written instrument duly executed by each party to this Agreement.

         15. Counterparts and Facsimiles. This Agreement may be executed in one or more counterparts all of which taken together shall be deemed one original. All facsimile executions shall be treated as originals for all purposes.





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





         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above with the intent to be legally bound hereby.


                                THE SELLER:

                                MACKPLAN HOLLYWOOD, L.P., a New
                                York limited partnership

                                By:     MACKPLAN HOLLYWOOD, CORP.,
                                        a New York corporation,
                                        its General Partner



                                By:_____________________________
                                Name:___________________________
                                Its:____________________________



                                THE PURCHASER:

                                PLANET HOLLYWOOD (NEW YORK CITY), INC.,
                                a Florida corporation



                                By:_____________________________
                                Name:  Thomas Avallone
                                Its:   Executive Vice President



                                PHII:

                                PLANET HOLLYWOOD INTERNATIONAL, INC.,
                                a Delaware corporation





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





                                By:_____________________________
                                Name:  Thomas Avallone
                                Its:   Executive Vice President




                                Joining solely with respect to
                                Section 5 of this Agreement:

                                THE PARTNERSHIP:

                                PLANET HOLLYWOOD NEW YORK, LTD.,
                                a Florida limited partnership

                                By:  PLANET HOLLYWOOD INTERNATIONAL, INC.,
                                     a Delaware corporation,
                                     its General Partner



                                By:_____________________________
                                Name:  Thomas Avallone
                                Its:   Executive Vice President





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





                                   EXHIBIT A

                              PLAN OF DISTRIBUTION



The distribution of the Registered Shares by the Selling Stockholders may be effected from time to time, in one or more ordinary course or other broker or dealer transactions, block transactions, special offerings, or secondary distributions, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing prices, or at negotiated prices. Without limiting the foregoing, brokers used by the Selling Stockholders may act as dealers by purchasing any or all Registered Shares either as agents for others or as principals for their own accounts and reselling such securities pursuant to the prospectus.





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





                   ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST



     THIS ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST (the "Assignment") is executed as of the ___ day of May, 1996, by and between MACKPLAN HOLLYWOOD, L.P., a New York limited partnership, hereinafter referred to as the "Assignor," and PLANET HOLLYWOOD (NEW YORK), INC., a Florida corporation, hereinafter referred to as the "Assignee."

                              W I T N E S S E T H:

     That the Assignor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby grants, bargains, sells, transfers, conveys and confirms unto the Assignee the Assignor's entire limited partnership interest in and to PLANET HOLLYWOOD NEW YORK, LTD., a Florida limited partnership (the "Partnership").

     Assignor represents and warrants that it is the owner of the aforementioned Partnership Interest, and that such Partnership Interest is not subject to any pledge, lien or other encumbrance or to the claims of any creditors.

     Assignee agrees to be substituted as a limited partner of the Partnership according to the aforementioned assignment and hereby constitutes and agrees to all of the terms of the First Amended and Restated Limited Partnership Agreement of the Partnership, dated as of January 21, 1992, as amended.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above with the intent to be legally bound hereby.

                                  ASSIGNOR:

                                  MACKPLAN HOLLYWOOD, L.P., a New
                                  York limited partnership

                                  By:  MACKPLAN HOLLYWOOD, CORP., its
                                       General Partner


                                  By:_____________________________
                                  Name:___________________________
                                  Its:____________________________

                                  ASSIGNEE:

                                  PLANET HOLLYWOOD (NEW YORK), INC.,
                                  a Florida corporation


                                  By:_____________________________
                                  Name:  Thomas Avallone
                                  Its:   Executive Vice President

                            GENERAL PARTNER CONSENT


     Planet Hollywood International, Inc., a Delaware corporation, General Partner of Planet Hollywood New York, Ltd., a Florida limited partnership (the "Partnership"), represents to Assignee that all procedures required by the Partnership documents for the assignment and transfer by the Assignor of the aforementioned Partnership Interest have been properly complied with and hereby joins in the execution of this instrument for the purpose of giving its consent to the transfer and accepting Assignee as a substituted limited partner.

                                   PLANET HOLLYWOOD INTERNATIONAL,
                                   INC., a Delaware corporation



                                   By:_____________________________
                                   Name:  Thomas Avallone
                                   Its:   Executive Vice President





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